Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Quaker Investment Trust:

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments of Quaker Strategic Growth Fund, Quaker Core Equity Fund, Quaker Small-Cap Growth Fund, Quaker Capital Opportunities Fund, Quaker Mid-Cap Value Fund, Quaker Small-Cap Value Fund and Quaker Core Value Fund (formerly Geewax Terker Core Value Fund) and the schedule of investments and the schedule of securities sold short of Quaker Biotech Pharma-Healthcare Fund (constituting Quaker Investment Trust, hereafter referred to as the "Trust"), and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Trust at June 30, 2007 and the results of each of their operations, the changes in each of their net assets and the financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June 30, 2007 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion. The statement of changes in net assets for the year ended June 30, 2006 and the financial highlights for each of the four years in the period ended June 30, 2006 were audited by other independent accountants whose report dated July 26, 2006 expressed an unqualified opinion on those statements.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 23, 2007

August 24, 2007

Securities and Exchange Commission
100 F Street NE
Washington, DC  20549

Gentlemen:

We have read the statements made by the Quaker Investment Trust, which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Trust’s filing on Form N-SAR for the year ended June 30, 2007.  We agree with the statements concerning our Firm included in such Item 77KI to Form N-SAR.

Very truly yours,

                                                                                    /s/ Briggs, Bunting & Dougherty, LLP

BRIGGS, BUNTING & DOUGHERTY, LLP